Exhibit 5.1

To NXP Semiconductors N.V. (the “Issuer”)

High Tech Campus 60

5656 AG Eindhoven

The Netherlands

Date 4 March 2016		J.M. van Dijk Advocaat
Our ref.	M24982183/4/20645821/jjv

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of Ordinary Shares in the capital of the Issuer

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

I have examined, and relied upon the accuracy of the factual statements the following documents:

3.1	A copy of the Registration Statement.

3.2	A copy of:

(a)	the Deed of Incorporation, the Issuer’s articles of association and its articles of association as in force at the time of each issue of the Existing Shares, as provided by the Chamber of Commerce (Kamer van Koophandel);

(b)	the Board Regulations; and

(c)	the Trade Register Extract.

3.3	A copy of:

(a)	each Corporate Resolution; and

(b)	the Certificate.

3.4	A copy of:

(a)	each Deed of Issue;

(b)	the Declaration;

(c)	the Description;

(d)	the Auditor’s Report; and

(e)	the Shareholders Register.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

4	Assumptions

I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

4.2	The Existing Shares have been accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

4.3

(a)

(i)	The issue by the Issuer of the Future Shares (or of any rights to acquire Future Shares) will have been validly authorised; and

(ii)	any pre-emption rights in respect of the issue of the Future Shares (or of any rights to acquire Future Shares) will have been observed or validly excluded;

all in accordance with the Issuer’s articles of association at the time of authorisation or of observance or exclusion.

(b)	The Issuer’s authorised share capital at the time of issue of any Future Share will be sufficient to allow for the issue.

(c)	The Future Shares will have been:

(i)	issued in the form and manner prescribed by the articles of association at the time of issue; and

(ii)	otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

(d)	The nominal amount of the Future Shares and any agreed share premium will have been validly paid.

5	Opinion

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, I am of the following opinion:

5.1	The Existing Shares have been validly issued and are fully paid and nonassessable[1].

5.2	When issued, the Future Shares will have been validly issued and will be fully paid and nonassessable.

6	Reliance

6.1	This opinion is an exhibit to the Registration Statement and may be relied upon by purchasers of the Registration Shares for the purpose of their acquisition of the Registration Shares and not by any other person or for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

6.2	Each person accepting this opinion agrees, in so accepting, that only De Brauw will have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and that the Dutch courts will have exclusive jurisdiction to settle any dispute relating to this opinion.

[1]	In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

6.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion in:

(i)	the Exhibit Index in the Registration Statement; and

(ii)	under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

De Brauw Blackstone Westbroek N.V.

/s/ Jan Marten van Dijk

Jan Marten van Dijk

Annex 1 – Definitions

In this opinion:

“Auditor’s Report” means the auditor’s report in respect of the Description, as referred to in section 2:94b(1) BW in conjunction with section 2:94a(2) BW from BDO Audit & Assurance B.V. and dated 21 October 2015.

“Board Regulations” means each of:

(a)	the “Rules governing the board of NXP Semiconductors N.V.” of the Issuer’s board (Bestuur) dated October 2010; and

(b)	the “Rules governing the board of NXP Semiconductors N.V.” of the Issuer’s board (Bestuur) dated October 2014.

“BW” means the Civil Code (Burgerlijk Wetboek).

“Certificate” means the certificate dated on the date of this opinion attached to this opinion as Annex 2.

“Corporate Resolution” means each of:

(a)	2006 issue: a written resolution of the Issuer’s stated sole shareholder dated 28 September 2006;

(b)	2007 issue:

(i)	a written resolution of the Issuer’s stated only shareholders dated 7 December 2007;

(ii)	an undated written resolution of the Issuer’s management board;

(c)	2010 issue (IPO):

(i)	a written resolution of the Issuer’s stated only shareholders dated 2 August 2010;

(ii)	a written resolution of the Issuer’s board dated 4 August 2010;

(iii)	a written resolution of the Issuer’s stated only shareholders dated 5 August 2010;

(iv)	a written resolution of the Issuer’s board dated 5 August 2010;

(v)	a written resolution of the pricing committee of the Issuer’s board dated 5 August 2010;

(d)	2010 issue (employee share plan): a written resolution of the Issuer’s CEO dated 2 November 2010;

(e)	2011 issue: a written resolution of the Issuer’s board dated 20 April 2011;

(f)	2015 issue:

(i)	the resolutions of the Issuer’s general meeting set out in the minutes of its meeting held on 2 July 2015;

(ii)	the resolutions of the Issuer’s board set out in the minutes of its meeting held on 20 November 2015; and

(iii)	a written resolution of the Issuer’s CEO dated 7 December 2015.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Declaration” means a declaration as referred to in section 2:203a(1) BW from ABN AMRO Bank N.V. in respect of the issue of ordinary shares in the Issuer’s capital pursuant to the Deed of Incorporation.

“Deed of Incorporation” means the Issuer’s deed of incorporation.

“Deed of Issue” means each of:

(a)	the Deed of Incorporation;

(b)	2006 issue: the deed of issuance of registered shares in the capital of KASLION Acquisition B.V. dated 29 September 2006 between the Issuer and the other persons named in it;

(c)	2008 issue: the deed of issue of shares in the capital of KASLION Acquisition B.V. dated 29 February 2008 between the Issuer and the other persons named in it;

(d)	2010 issue (IPO): the deed of issue of shares dated 10 August 2010 between the Issuer and the other persons named in it;

(e)	2010 issue (employee share plan): the deed of issue of shares dated 2 November 2010 between the Issuer and Stichting Werknemersaandelen NXP;

(f)	2011 issue: the deed of issue of shares dated 4 May 2011 between the Issuer and Stichting Werknemersaandelen NXP; and

(g)	2015 issue: the deed of issue of ordinary shares dated 8 December 2015 providing for the issue of 94,251,362 ordinary shares in the Issuer’s capital paid for in kind (the “Non Cash Issue”).

“Description” means the description as referred to in section 2:94b(1) BW in respect of the Non Cash Issue drawn up by the Issuer.

“Dutch law” means the law directly applicable in the Netherlands.

“Existing Shares” means the 346,002,862 Ordinary Shares issued pursuant to the Deeds of Issue.

“Future Shares” means any Ordinary Shares issued after the date of this opinion.

“Issuer” means NXP Semiconductors N.V., with seat in Eindhoven.

“Non Cash Issue” is defined in the definition of “Deed of Issue”.

“Ordinary Shares” means ordinary shares (gewone aandelen), nominal value EUR 0.20 each, in the Issuer’s capital.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” means the Existing Shares and the Future Shares.

“Registration Statement” means the registration statement on form F-3 dated 4 March 2016 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholders Register” means the Issuer’s shareholders register.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 3 March 2016.

Annex 2 – Certificate

CERTIFICATE

FROM NXP SEMICONDUCTORS N.V.

THE UNDERSIGNED:

1.	Richard Lynn Clemmer (Chief Executive Officer);

2.	Guido Rudolf Clemens Dierick (Chief Legal Officer);

acting in their capacities of CEO and CLO respectively of NXP Semiconductors N.V., a limited liability company with seat in Eindhoven and having its address at High Tech Campus 60, 5656 AG Eindhoven, (the “Issuer”),

BACKGROUND:

(a)	The Issuer intends to seek the Registration with the SEC of the Registration Shares.

(b)	In connection with the Registration, on the date of this Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”).

(c)	This Certificate is the “Certificate” as defined in the Legal Opinion.

(d)	The undersigned make the certifications in this Certificate after due and careful consideration and after having made all necessary enquiries.

1	CONSTRUCTION

1.1	Terms defined in the Legal Opinion have the same meaning in this Certificate.

1.2	In this Certificate “including” means “including without limitation”.

2	CERTIFICATION:

Each undersigned certifies the following.

2.1	Authenticity

(a)	As at the date of this Certificate:

(i)	all information regarding the Issuer registered or on file with the Dutch Trade Register; and

(ii)	all information in the Shareholders Register;

is correct, complete and up to date.

(b)

(i)	As at the date of the Corporate Resolutions dated 2 November 2010 and 20 April 2011, the Board Regulations dated October 2010 were in force.

(ii)	As at the date of the Corporate Resolutions dated 20 November 2015 and 7 December 2015, the Board Regulations dated October 2014 were in force.

2.2	Solvency

The Issuer is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings, other rules regulating conflicts between rights of creditors, or intervention and other measures in relation to financial enterprises or their affiliated entities.

2.3	Issue documentation

(a)	As at the date of this Certificate, each Corporate Resolution, the Description, the Auditor’s Report and each Deed of Issue remains in force without modification.

(b)	Each undersigned believes that each Corporate Resolution is reasonable and fair (including in relation to all the Issuer’s shareholders).

(c)	No undersigned is aware of any fact or circumstance (including (i) any lack of capacity of any person, (ii) any conflict of interest, (iii) any force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or mistake (dwaling), and (iv) any amendment or supplement) which he or she understands or suspects has or may have the effect that any document referred to in paragraph (a) above will or may cease to be in force without modification at any time.

2.4	Issue

(a)	At the time of each issue of the Existing Shares:

(i)	the Issuer’s authorised share capital; and

(ii)	the maximum number of shares issued to which the designation of the board or the management board as the corporate body authorised to resolve to issue shares in the Issuer’s capital applies (if any);

were sufficient to allow for the issue.

(b)	All Existing Shares (other than those issued in the Non Cash Issue) have been fully paid (in accordance with the relevant Deed of Issue).

(c)	In relation to all Existing Shares issued in the Non Cash Issue:

(i)	at the time when the contribution on those Existing Shares was made (in accordance with the relevant Deed of Issue), its value was at least equal to the amount to be paid on those Existing Shares;

(ii)	that contribution has been validly transferred to the Issuer (in accordance with the relevant Deed of Issue).

2.5	General

No undersigned is aware of:

(a)	any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Certificate; or

(b)	any fact or circumstance which he or she understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

3	RELIANCE

De Brauw may rely on this Certificate (without personal liability for the undersigned).

4	IN EVIDENCE WHEREOF:

this Certificate was signed in the manner set out below.

/s/ Richard Lynn Clemmer
Name:	Richard Lynn Clemmer
Date:	4 March 2016

/s/ Guido Rudolf Clemens Dierick
Name:	Guido Rudolf Clemens Dierick
Date:	4 March 2016